EXHIBIT 99.1

Bannix Acquisition Corp. & GBT Technologies, Inc. Announce Execution of Patent Purchase Agreement

Bannix to Acquire GBT’s Apollo IP to Enhance Autonomous Vehicle Perception and Mapping

Purchase Price of $42,500,000 to be paid in shares of Preferred Stock

Los Angeles, CA – August 15, 2023 – Bannix Acquisition Corp. (NASDAQ : BNIX) and GBT Technologies Inc. (OTC : GTCH), a leading developer of innovative wireless communication products and services through GBT Tokenize Corp. (“Tokenize”), which GTCH holds 50% of, today announced that they entered into a definitive Patent Purchase Agreement pursuant to BNIX is acquiring the Apollo IP system for $42,500,000 payable in shares of Preferred Stock of BNIX.

The Apollo IP system, which consists of four (4) granted patents and one (1) pending, is a revolutionary radio frequency-based computer vision technology that, upon full development, can provide autonomous vehicles with superior perception and mapping capabilities in all lighting conditions and weather. The Apollo IP system uses radio waves to transmit and receive data from objects in the environment. This data is then processed by advanced artificial intelligence algorithms to create a 3D image of the surrounding area. The Apollo IP system is able to detect objects at longer distances and with greater accuracy than traditional optical sensors, cameras and LiDAR. It is also not affected by lighting conditions or weather, making it ideal for autonomous vehicles that operate in a variety of environments. It may enable BNIX to provide its customers with the most advanced autonomous vehicle perception technology available.

“We are excited to enter this agreement with Bannix through Tokenize,” said Mansour Khatib, CEO of GBT Technologies. “We believe this technology is a potential game-changer for the autonomous vehicle industry. It is our goal to allow BNIX customers to develop safer, more reliable autonomous vehicles that can operate in any environment.”

“We are excited to announce our acquisition agreement with Tokenize. We believe this strategic acquisition will allow us to partner with multiple integrators of autonomous vehicles. We believe it will also enhance our Business Combination partner Evie Autonomous Group’s exciting, patent-pending, AI enhanced radar vision system that allows vehicles to perceive their environment, using 4D radar and algorithms to intelligently interpret the sensor data and unlock tremendous value and position us as a leader in the autonomous technology space. Together, we will drive the future of mobility and revolutionize the way people experience transportation” said Doug Davis, CEO of Bannix Acquisition Corp.

Added Steven Lake, founder and CEO of Evie Autonomous Group: “The time is now to deliver world-class automation, robotics, and AI to off-highway environments. This combination will accelerate our progress and bring our proven solutions and technology to the attention of partners around the globe. I am excited to work with Bannix to improve productivity, profitability, and safety in multiple sectors.”

The Apollo system asset purchase is expected to close in the fourth quarter of 2023. The purchase price for the Apollo system is $42.5 million, which will be paid in shares of BNIX Series A Preferred Stock. Tokenize agreed with BNIX that in no event the consideration will be less than $30,000,000 which then may give Tokenize the option to cancel the agreement.

No assurances can be made that the proposed transactions will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to board and shareholder approval of both companies, regulatory approvals and other customary conditions. Moreover, there is no guarantee that the BNIX, Evie Autonomous Group, GBT Technologies and/or Tokenize will be successful in researching, developing or implementing this system. There is no guarantee that the parties will be successful in any or all of these critical steps.

About Bannix Acquisition Corp.

Bannix Acquisition Corp. is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

About Evie Autonomous

Evie Autonomous Limited is a business incorporated in England & Wales based in Stoke-on -Trent. It was founded by Mr. Steven Lake who is involved in motorsport and has built several successful global businesses within the Tier 1 automotive supply chain to blue chip OEMs and includes supplying FIA and NASCAR. Evie Autonomous has the mission to accelerate the transformation from low level autonomy to safer, cleaner fully autonomous movement of people and goods. The Evie Autonomous journey began five years ago in the R&D sector, producing complete systems at low-cost, and now is seeking to expand and grow globally, mile by self-driving mile.

About GBT Technologies

GBT Technologies, Inc. (OTC PINK: GTCH) (“GBT”) (http://gbtti.com) is a development stage company which considers itself an expert in the areas of Internet of Things (IoT), Artificial Intelligence (AI) and Enabled Mobile Technology Platforms used to increase IC performance. GBT has assembled a team with extensive technology expertise and is building an intellectual property portfolio consisting of many patents. GBT’s mission is to license technology and IP to synergistic partners in the areas of hardware and software. Once commercialized, it is GBT’s goal to have a suite of products including smart microchips, AI, encryption, Blockchain, IC design, mobile security applications, database management protocols, with tracking and supporting cloud software (without the need for GPS). GBT envisions this system as a creation of a global mesh network using advanced nodes and super performing new generation IC technology. The core of the system will be its advanced microchip technology; technology that can be installed in any mobile or fixed device worldwide. GBT’s vision is to produce this system as a low cost, secure, private-mesh-network between all enabled devices. Thus, providing shared processing, advanced mobile database management and sharing while using these enhanced mobile features as an alternative to traditional carrier services.

Forward-Looking Statements

This press release and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed transaction, Bannix will prepare a proxy statement (the “Proxy Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) and mailed to its stockholders. Bannix urges its investors and other interested persons to read, when available, the Proxy Statement, as well as other documents filed with the SEC, because these documents will contain important information about the proposed transaction. The Proxy Statement, once available, can be obtained, without charge, at the SEC’s website (http://www.sec.gov).

No Offer or Solicitation

This release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of any business combination. This release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Bannix and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies, in favor of the approval of the proposed transaction related matters. Information regarding Bannix’s directors and executive officers is contained in the section of Bannix’s Form 10-K for the year ended December 31, 2022 filed with the SEC on April 11, 2023. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and other relevant documents filed with the SEC when they become available.

Contact:

Bannix Acquisition Corp.
Doug Davis, CEO
(323) 682-8949
doug.davis@bannixacquisition.com

GBT Technologies, Inc.

Mansour Khatib, CEO
info@gbtti.com